UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☒	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

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☐	Soliciting Material under §240.14a-12

NEW CENTURY BANCORP, INC.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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NEW CENTURY BANCORP, INC.

700 West Cumberland Street

Dunn, North Carolina 28334

(910) 892-7080

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

and

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

To Be Held

August 23, 2011

NOTICE is hereby given that the Annual Meeting of Shareholders of New Century Bancorp, Inc. (the “Corporation”) will be held as follows:

Place:	New Century Bank
700 West Cumberland Street
Dunn, North Carolina

Date:	August 23, 2011

Time:	10:00 a.m.

The purposes of the meeting are:

1.	To elect five members of the Board of Directors for terms of three years.

2.	To approve an amendment to the Corporation’s Articles of Incorporation to increase the number of authorized shares of common stock from 10,000,000 to 25,000,000.

3.

To consider a proposal to amend the Articles of Incorporation to authorize the issuance of up to 5,000,000 shares of preferred stock, no par value per share, to be issued in one or more series with such preferences, limitations and relative rights as shall be designated by the Board of Directors;

4.	To ratify the appointment of Dixon Hughes Goodman LLP as the Corporation’s independent registered public accounting firm for 2011;

5.

To consider a proposal to adjourn the meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the meeting to approve the matters to be considered by the shareholders at the meeting; and

6.	To transact any other business that may properly come before the meeting.

You are cordially invited to attend the annual meeting in person. However, even if you plan to attend, you are requested to complete, sign and date the enclosed appointment of proxy and return it promptly in the envelope provided for that purpose or to vote via the internet in order to ensure that a quorum is present at the meeting. The giving of an appointment of proxy will not affect your right to revoke it or to attend the meeting and vote in person.

We have elected to furnish our proxy solicitation materials via U.S. mail and also to notify you of the availability of our proxy materials on the internet. The notice of annual meeting, proxy statement, proxy card and annual report are available at www.cfpproxy.com/            .

By Order of the Board of Directors

William L. Hedgepeth, II
President and Chief Executive Officer

                    , 2011

NEW CENTURY BANCORP, INC.

700 West Cumberland Street

Dunn, North Carolina 28334

(910) 892-7080

PROXY STATEMENT

Mailing Date: On or about             , 2011

ANNUAL MEETING OF SHAREHOLDERS

To Be Held

August 23, 2011

General

This Proxy Statement is furnished in connection with the solicitation of the enclosed appointment of proxy by the Board of Directors of New Century Bancorp, Inc. (the “Corporation”) for the Annual Meeting of Shareholders of the Corporation to be held at the main office of New Century Bank, 700 West Cumberland Street, Dunn, North Carolina, at 10:00 a.m. on August 23, 2011, and any adjournments thereof.

Solicitation and Voting of Appointments of Proxy; Revocation

Persons named in the appointment of proxy as proxies to represent shareholders at the Annual Meeting are J. Gary Ciccone, Sharon L. Raynor and Carlie C. McLamb, Jr. Shares represented by each appointment of proxy which is properly executed and returned, and not revoked, will be voted in accordance with the directions contained in the appointment of proxy. If no directions are given, each such appointment of proxy will be voted FOR the election of each of the five nominees for director named in Proposal 1 below and FOR Proposals 2, 3, 4 and 5. If, at or before the time of the Annual Meeting, any nominee named in Proposal 1 has become unavailable for any reason, the proxies will have the discretion to vote for a substitute nominee. On such other matters as may come before the meeting, the proxies will be authorized to vote shares represented by each appointment of proxy in accordance with their best judgment on such matters. An appointment of proxy may be revoked by the shareholder giving it at any time before it is exercised by filing with Brenda B. Bonner, Secretary of the Corporation, a written instrument revoking it or a duly executed appointment of proxy bearing a later date, or by attending the Annual Meeting and announcing his or her intention to vote in person.

Expenses of Solicitation

The Corporation will pay the cost of preparing, assembling and mailing this Proxy Statement and other proxy solicitation expenses. In addition to the use of the mails and the internet, appointments of proxy may be solicited in person or by telephone by officers, directors and employees of the Corporation and its subsidiary bank without additional compensation. The Corporation will reimburse banks, brokers and other custodians, nominees and fiduciaries for their costs in sending the proxy materials to the beneficial owners of the Corporation’s common stock.

Record Date

The close of business on July 1, 2011 has been fixed as the record date (the “Record Date”) for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only shareholders of record at the close of business on that date will be eligible to vote on the proposals described herein.

Voting Securities

The voting securities of the Corporation are the shares of its common stock, par value $1.00 per share, of which 10,000,000 shares are authorized and 6,913,636 shares were outstanding on July 1, 2011. There were approximately 1,429 record shareholders of the Corporation’s common stock on this date.

Voting Procedures; Quorum; Votes Required for Approval

Each shareholder is entitled to one vote for each share held of record on the Record Date on each director to be elected and on each other matter submitted for voting. In accordance with North Carolina law, shareholders will not be entitled to vote cumulatively in the election of directors at the Annual Meeting.

A majority of the shares of common stock of the Corporation issued and outstanding on the Record Date must be present in person or by proxy to constitute a quorum for the conduct of business at the Annual Meeting.

Assuming a quorum is present, in the case of Proposal 1 below, the five directors receiving the greatest number of votes shall be elected. In the case of Proposals 2, 3, 4 and 5 below, for each such proposal to be approved, the number of votes cast for approval must exceed the number of votes cast against the proposal.

Authorization to Vote on Other Matters

By signing an appointment of proxy, shareholders will be authorizing the proxyholders to vote in their discretion regarding certain procedural motions that may come before the Annual Meeting.

Beneficial Ownership of Voting Securities

As of July 1, 2011, no shareholder known to management owned more than 5% of the Corporation’s common stock. As of July 1, 2011, the beneficial ownership of the Corporation’s common stock, by directors and named executive officers individually, and by directors and named executive officers as a group, was as follows:

NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP (1)(2)	PERCENT OF CLASS (3)

Kevin S. Bunn Fayetteville, NC	31,288	0.45

Lisa F. Campbell(4) Lillington, NC	14,976	0.22

Watson G. Caviness Fayetteville, NC	46,359	0.67

J. Gary Ciccone(5) Fayetteville, NC	127,992	1.85

NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP (1)(2)	PERCENT OF CLASS (3)

J. Daniel Fisher Dunn, NC	14,868	0.21

Oscar N. Harris(6) Dunn, NC	307,438	4.45

Gerald W. Hayes Dunn, NC	105,900	1.53

William L. Hedgepeth, II Fayetteville, NC	97,468	1.40

D. Ralph Huff III(7) Fayetteville, NC	59,383	0.86

Tracy L. Johnson(8) Dunn, NC	70,710	1.02

John W. McCauley Fayetteville, NC	46,870	0.68

Carlie C. McLamb, Jr. Dunn, NC	41,878	0.61

Michael S. McLamb(9) Dunn, NC	51,881	0.75

Joan I. Patterson Coats, NC	17,691	0.26

Anthony E. Rand(10) Fayetteville, NC	83,935	1.21

Sharon L. Raynor(11) Dunn, NC	260,364	3.77

C. L. Tart, Jr.(12) Dunn, NC	148,248	2.14

Ann H. Thornton Clinton, NC	39,873	0.58

W. Lyndo Tippett Fayetteville, NC	34,572	0.50

All Directors and Executive Officers as a group (19 persons)	1,601,694	22.53

(1)

Except as otherwise noted, to the best knowledge of the Corporation’s management, the above individuals and group exercise sole voting and investment power with respect to all shares shown as beneficially owned other than the following shares as to which such powers are shared: Mr. Fisher – 5,114 shares; Mr. Harris –89,299 shares; Mr. Hedgepeth – 930 shares; Ms. Patterson – 957 shares; Mr. Rand – 9,298 shares; Ms. Raynor – 72,958; Mr. Tart – 18,783 shares; and Mr. Tippett – 18,185 shares.

(2)

Included in the beneficial ownership tabulations are the following options to purchase shares of common stock of the Corporation: Mr. Bunn – 27,110 shares; Ms. Campbell – 10,960 shares; Mr. Caviness – 11,070 shares; Mr. Ciccone – 14,485 shares; Fisher – 7,460 shares; Mr. Hedgepeth – 66,680 shares; Mr. Huff – 12,482 shares; Mr. Johnson – 4,653 shares; Mr. McCauley – 2,839 shares; Ms. Patterson – 5,960 shares; Mr. Rand – 13,992 shares; Mr. Tart – 1,153 shares; Ms. Thornton – 9,499 shares; and Mr. Tippett – 6,116 shares and for all directors and executive officers as a group – 205,858 shares.

(3)

The calculation of the percentage of class beneficially owned by each individual and the group is based on the sum of (i) a total of 6,913,636 shares of common stock outstanding as of July 1, 2011, and (ii) options to purchase shares of common stock which are exercisable within 60 days of July 1, 2011.

(4)	Includes 325 shares held in the IRA of Ms. Campbell’s spouse.

(5)	Includes 720 shares owned by Mr. Ciccone’s spouse and 4,301 shares held in the IRA of Mr. Ciccone’s spouse.

(6)	Includes 2,395 shares owned by Mr. Harris’ spouse.

(7)	Includes 14,700 shares owned by Mr. Huff’s business and 3,632 shares owned by Mr. Huff’s spouse.

(8)	Includes 1,194 shares held by Mr. Johnson as custodian for minor children.

(9)	Includes 3,159 shares owned by Mr. M. McLamb’s spouse.

(10)	Includes 9,898 shares owned by Mr. Rand’s spouse.

(11)	Includes 180,062 shares owned by Ms. Raynor’s husband and 2,395 shares held as custodian for minor children.

(12)	Includes 85,971 shares owned by Mr. Tart’s business, 4,633 shares owned by Mr. Tart’s spouse, and 3,415 shares held in the IRA of Mr. Tart’s spouse.

Section 16(a) Beneficial Ownership Reporting Compliance

Directors and executive officers of the Corporation are required by federal law to file reports with the Securities and Exchange Commission (the “SEC”) regarding the amount of, and changes in, their beneficial ownership of the Corporation’s common stock. Based upon a review of copies of reports received by the Corporation, all required reports of directors and executive officers of the Corporation during 2010 were filed on a timely basis.

PROPOSAL 1: ELECTION OF DIRECTORS

The Board has set the number of directors of the Corporation at 15 and recommends that shareholders vote for the nominees listed below, each for a three-year term.

Name and Age	Position(s) Held	Director Since	Principal Occupation and Business Experience During the Past Five Years

Gerald W. Hayes (67)	Director	2000	Attorney and President, Hayes, Williams, Turner & Daughtry, P.A.

William L. Hedgepeth, II (49)	Director, President, and CEO	2007	President and CEO, New Century Bancorp and New Century Bank.

Tracy L. Johnson (49)	Director	2009	President, Ace Services, Inc.; Vice President, Contech, Inc., Dunn, NC

Name and Age	Position(s) Held	Director Since	Principal Occupation and Business Experience During the Past Five Years

Carlie C. McLamb, Jr. (46)	Director	2010	President, Carlie C’s IGA (grocery stores).

Anthony E. Rand (71)	Director	2003	Chairman, State of North Carolina Post Release Supervision and Parole Commission; former Majority Leader, North Carolina State Senate; President, Rand & Gregory, P.A. (law firm).

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” EACH OF THE NOMINEES FOR DIRECTOR, EACH FOR A THREE-YEAR TERM.

Incumbent Directors

The Corporation’s Board of Directors includes the following directors whose terms will continue after the Annual Meeting. Certain information regarding those directors is set forth in the following table.

Name and Age	Position(s) Held	Term Expires	Principal Occupation and Business Experience During the Past Five Years

Watson G. Caviness (45)	Director	2013	President, Caviness & Cates Building and Development Company; President, Caviness Land Development, Inc.; Owner, Caviness & Cates Communities, LLC

J. Gary Ciccone (64)	Chairman of the Board	2013	Real estate developer; Owner, Nimocks, Ciccone & Townsend, Inc. (commercial real estate brokerage).

Oscar N. Harris (71)	Director	2012	Senior Partner-President, Oscar N. Harris & Assoc. P.A., (CPAs); former North Carolina State Senator; Mayor – City of Dunn.

D. Ralph Huff, III (61)	Director	2013	President, H&H Homes; Co-Owner – Coldwell Banker, Huff & Pennink, Advantage Real Estate Company

John W. McCauley (43)	Director	2012	Chief Executive Officer, Highland Paving Co, LLC; General Manager, McCauley-McDonald Investments, Inc.; General Manager, AOM Investments, LLC.

Michael S. McLamb (60)	Director	2012	Certified Public Accountant; Retired Treasurer, K&M Maintenance Services, Inc.

Sharon Raynor (53)	Director	2012	President, LIFE, Inc., Goldsboro, NC

C. L. Tart, Jr. (76)	Director	2013	President, Chief Executive Officer and Chairman, Tart & Tart, Inc. (holding company).

Ann H. Thornton (70)	Director	2013	President, Thornton Ventures, Clinton, NC; Owner – Brightleaf Warehouse

W. Lyndo Tippett (71)	Director	2012	Former Secretary, State of North Carolina Department of Transportation; Partner, Tippett, Padrick, Bryan & Merritt (CPAs).

Qualifications of Directors

A description of the specific experience, qualifications, attributes, or skills that led to the conclusion that each of the nominees and incumbent directors listed above should serve as a director of the Corporation is presented below.

Watson G. Caviness. Mr. Caviness was a founding director of New Century Bank South. He is President of Caviness & Cates Building and Development Company, President of Caviness Land Development, Inc. and owner of Caviness & Cates Communities, LLC, named one of the top 100 builders in the United States in 2008 by Builder Magazine. Mr. Caviness holds a Bachelor of Arts from the University of North Carolina at Wilmington.

J. Gary Ciccone. Mr. Ciccone has served as Chairman of the Board of Directors since April 2008 and was a founding director of New Century Bank South, serving as Chairman of the Board of that institution from inception until its merger with New Century Bank. Mr. Ciccone has completed the North Carolina Bank Directors’ College and Advanced Bank Directors’ College programs. As a partner with Nimocks, Ciccone & Townsend in Fayetteville, he has extensive experience in real estate development and commercial real estate brokerage. In addition, he holds a Bachelor of Science in Business Administration from the University of North Carolina at Chapel Hill and a law degree from the University of North Carolina School of Law, Chapel Hill, NC. Mr. Ciccone has prior experience as a bank director, serving on the board of directors and as secretary of New East Bank of Fayetteville, Fayetteville, NC. Mr. Ciccone also currently serves on the North Carolina Board of Transportation.

Oscar N. Harris. Mr. Harris was a founding director of New Century Bank and has served as a member of the Corporation’s Board of Directors since inception. He has completed the North Carolina Bank Directors’ College and the Advanced Bank Directors’ College programs. Mr. Harris is a Certified Public Accountant and is Senior Partner and President of Oscar Harris & Associates, P.A., Dunn, NC. His background provides valuable financial and accounting expertise to the Board of Directors and the Audit Committee, which Mr. Harris chairs. In addition to his accounting background, Mr. Harris is also involved in numerous real estate businesses and in state and local matters. He served as a North Carolina State Senator from 1999 to 2002 and currently serves a Mayor of the City of Dunn. He is a graduate of Edwards Military Academy, Salemburg, NC and holds a Bachelor of Science degree in Business Administration from Campbell University, Buies Creek, NC, where he currently serves on the Presidential Board of Advisors. Mr. Harris has extensive prior bank director experience, formerly serving on the Board of Directors of First Federal Savings Bank from 1987 to 1988 and as a director of Standard Bank & Trust from 1988 to 1996. Mr. Harris was awarded the Man of the Year in Dunn, NC in 1986 and again in 2006 and received the Boy Scouts of America Distinguished Service Award in 1997.

Gerald W. Hayes. Mr. Hayes was a founding director of New Century Bank and has served as a member of the Corporation’s Board of Directors since inception. He has completed North Carolina Bank Directors’ College. Mr. Hayes is a member of Hayes, Williams, Turner & Daughtry, P.A. and has practiced law in Harnett County for over 40 years, providing the board with excellent perspective on legal issues and the Harnett County market area in general. He holds a Bachelor of Arts degree from the University of North Carolina at Chapel Hill and a law degree from Wake Forest University Law School, Winston-Salem, NC.

William L. Hedgepeth II. Mr Hedgepeth is the President and Chief Executive Officer of the Corporation and of New Century Bank. He previously served as Executive Vice President and Chief Operating Officer of the Corporation, New Century Bank and New Century Bank South. Mr. Hedgepeth has 27 years of experience in banking, previously serving as Senior Vice President and Fayetteville Area Executive for another well established North Carolina community bank. He has completed the North

Carolina Bank Directors’ College and Advanced Bank Directors’ College programs. He holds a Bachelor of Arts degree from the University of North Carolina at Chapel Hill. Mr. Hedgepeth is a member of the Dunn Rotary Club and serves on the Boards of Directors of the North Carolina Bankers Association and the March of Dimes.

D. Ralph Huff, III. Mr. Huff was a founding director of New Century Bank South and has served as a director of the Corporation since 2008. Mr. Huff, who is Chief Executive Officer and Owner of H&H Homes and Co-Owner of Coldwell Banker, Huff & Pennink, Advantage Real Estate Company, Fayetteville, has extensive experience in the real estate and construction industries. He currently chairs the Building Committee. He has completed North Carolina Bank Directors’ College and holds a Bachelor of Arts degree in Business Administration from the University of North Carolina at Chapel Hill.

Tracy L. Johnson. Mr. Johnson was a founding director of New Century Bank. He has extensive experience in business management, serving as President of Ace Services, Inc., Dunn, NC, Vice President of Contech Services, and President of Universal Management Group. Mr. Johnson holds a Bachelor of Science in Biological & Agricultural Engineering from North Carolina State University.

John W McCauley. Mr. McCauley was a founding member of New Century Bank South and has served as a member of the Corporation’s Board of Directors since 2004. He currently chairs the Loan Committee. Mr. McCauley is Chief Executive Officer of Highland Paving Co., LLC and General Manager of McCauley-McDonald Investments and AOM Investments, LLC, Fayetteville, NC. He has completed North Carolina Bank Directors’ College and holds a Bachelor of Science in Economics from Davidson College, Davidson, NC and a law degree from the University of North Carolina School of Law, Chapel Hill, NC.

Carlie C. McLamb, Jr. Mr. McLamb was a founding director of Computer World Inc. and has served as a Director and former Chairman of the Board of that company. He currently serves as a member of the Loan Committee for New Century Bank. Mr. McLamb is President of Carlie C’s IGA, which is a retail grocery store chain with 15 stores. Mr. McLamb is also a current Director of East Coast Ethanol, LLC and a former Elder and Deacon of Beulah Baptist Church.

Michael S. McLamb. Mr. McLamb was a founding director of New Century Bank and has served as a member of the Corporation’s Board of Directors since 2008. He currently chairs the Asset/Liability Management Committee. Mr. McLamb has completed North Carolina Bank Directors’ College. He is also a Certified Public Accountant and is the retired Treasurer of K&M Maintenance Services, Inc., a service contracting company based in Dunn, NC. Mr. McLamb has a Bachelors degree in Business Administration from Campbell University, Buies Creek, NC and currently serves on the Campbell University Presidential Board of Advisors and on various steering committees at Campbell University.

Anthony E. Rand. Mr. Rand was a founding director of New Century Bank South and has served as a member of the Corporation’s Board of Directors since 2004. Mr. Rand served in the North Carolina Senate for 22 years and was the Senate Majority Leader in 1987-1988 and from 2001-2009. He currently serves as Chairman of the North Carolina Post Release Supervision and Parole Commission. He has completed North Carolina Bank Directors’ College. Mr. Rand holds a Bachelor of Arts in Political Science from the University of North Carolina at Chapel Hill and a law degree from the University of North Carolina School of Law, Chapel Hill, NC. Mr. Rand is President of the law firm of Rand & Gregory, P.A., Fayetteville, NC and also serves on numerous boards and commissions including the Board of Directors of the General Alumni Association of the University of North Carolina, an organization for which he also serves as Treasurer. Mr. Rand has prior experience as a bank director, formerly serving on the board of State Bank, Fayetteville, NC and on the local advisory board for First-Citizens Bank.

Sharon L. Raynor. Ms. Raynor has served as a director of New Century Bank since 2005 and as a member of the Corporation’s Board of Directors since 2009. She is President of LIFE, Inc., a provider of intermediate care facilities for the mentally handicapped and contract services to area mental health agencies throughout eastern North Carolina. Ms. Raynor is very involved in New Century Bank’s local community, serving as a member of the Betsy Johnson Foundation & Friends of the Foundation Fighting Cancer Fundraising committee, the Lucknow Garden Club, the Dunn schools advisory board and the advisory board for Harnett County schools. She worked in the public schools for seven years as a special education teacher. She is a member of the American Association on Intellectual and Developmental Disabilities, having been appointed by former Governor James B. Hunt. Ms. Raynor holds a Bachelor of Science in Special Education from East Carolina University, Greenville, NC.

C.L. (Bozie) Tart. Mr. Tart was a founding director of New Century Bank and served as Chairman of the Corporation’s Board of Directors from 2000 to 2007. He currently serves as Vice Chairman of the Board. Mr. Tart has completed North Carolina Bank Directors’ College. As President and Chief Executive Officer of Tart & Tart, Inc., Dunn, NC, Mr. Tart has deep experience in various local real estate and business matters. In addition, he holds a Bachelor of Arts degree in Industrial Relations with a Minor in Business from the University of North Carolina at Chapel Hill. Mr. Tart has extensive prior experience as a financial institution director, previously serving as a director of United Carolina Bank, Whiteville, NC and as a member of the United Carolina Bank/BB&T local advisory board of directors.

Ann H. Thornton. Ms. Thornton has served as a director of New Century Bank since 2002 and as a member of the Corporation’s Board of Directors since 2009. She is President of Thornton Ventures, Clinton, NC and the owner of Brightleaf Warehouse, Clinton, NC. Ms. Thornton is very involved in her local community, formerly serving as President of the Clinton-Sampson Chamber of Commerce and President of the Clinton-Sampson leadership development committee. She also serves as President of the Clinton Committee of 100, President of the Clinton Rotary Club and formerly served as President of the Sampson Community College Foundation Board. In addition, she serves on the Sampson County Agri-Exposition advisory board, the Sampson Regional Hospital foundation board, the North Carolina Museum of History Board of Directors, Raleigh, NC and the Coharie Country Club board of directors, Clinton, NC. She is a former schoolteacher. Ms. Thornton has completed North Carolina Bank Directors’ College. She holds a Bachelor of Arts from Wake Forest University, Winston-Salem, NC and is a Trustee of Methodist University, Fayetteville, NC.

W. Lyndo Tippett. Mr. Tippet was a founding director of New Century Bank South and has served as a member of the Corporation’s Board of Directors since 2008. He has been a partner in the accounting firm of Tippett Padrick Bryan and Merritt, CPAs, Fayetteville, NC since 1976 and is a member of the AICPA and the NCACPA. He served as Secretary of Transportation for the State of North Carolina from 2001 through 2009 and served as a member of the North Carolina Board of Transportation for eight years prior to becoming Secretary. He currently serves as a Director of the North Carolina State Health Plan of Teachers and State Employees. He was Chief Executive Officer of Bybon, Inc., a manufacturing, retail and real estate concern, from 1970 through 1976. He previously served as a staff accountant with Ernst & Young. Mr. Tippett holds a Bachelor of Science in Accounting from Barton College. He also has prior experience as a bank director, serving on the board of State Bank, Fayetteville, NC and on the local advisory board for First-Citizens Bank.

Director Independence

With the exception of Mr. Hedgepeth, each member of the Corporation’s Board of Directors is “independent” as defined by NASDAQ listing standards and the regulations promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”). In making this determination the Board considered certain insider transactions with directors for the provision of goods or services to the Corporation and its subsidiary bank. All such transactions were conducted at arm’s length upon terms no less favorable than those that would be available from an independent third party.

Director Relationships

With the exception of Messrs. Rand and Tippett, who are directors of Law Enforcement Associates Corporation, and Messrs. Harris and C. McLamb, who are directors of East Coast Ethanol, LLC, no director of the Corporation is a director of any other company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act, or any company registered as an investment company under the Investment Company Act of 1940.

There are no family relationships among directors, nominees or executive officers of the Corporation.

Meetings and Committees of the Board of Directors

The Corporation’s Board of Directors held fourteen meetings during 2010. Each director attended 75% or more of all board meetings and the meetings of any committee(s) of which he was a member. It is the policy of the Corporation that directors attend each annual meeting of shareholders. All members of the Corporation’s Board of Directors attended the 2010 Annual Meeting of Shareholders. The Corporation’s Board has several standing committees including an Audit/Compliance Committee, a Nominating Committee and a Compensation Committee.

Audit/Compliance Committee. The members of the Audit/Compliance Committee during 2010 were J. Gary Ciccone, T. C. Godwin, Oscar N. Harris, D. Ralph Huff, III, John McCauley, Sharon L. Raynor, C. L. Tart, Jr. and Lyndo Tippett. The members of the committee are “independent” as defined by NASDAQ listing standards and the regulations promulgated under the Securities Exchange Act of 1934. The Audit/Compliance Committee met six times during 2010. The Board of Directors has adopted a written Audit Committee Charter, which is available under the Corporate Governance link in the Investor Relations section of our website, www.newcenturybanknc.com. The report of the Audit/Compliance Committee is included on page 27 of this proxy statement.

The Board of Directors has determined that Oscar N. Harris, a member of the Audit/Compliance Committee, meets the requirements adopted by the SEC for qualification as an “audit committee financial expert.” An audit committee financial expert is defined as a person who has the following attributes: (i) an understanding of generally accepted accounting principles and financial statements; (ii) the ability to assess the general application of GAAP in connection with the accounting for estimates, accruals and reserves; (iii) experience preparing, auditing, analyzing or evaluating financial statements that are of the same level of complexity that can be expected in the registrant’s financial statements, or experience supervising people engaged in such activities; (iv) an understanding of internal controls and procedures for financial reporting; and (v) an understanding of audit committee functions.

Nominating Committee. The duties of the Nominating Committee are: (i) to assist the Board of Directors, on an annual basis, by identifying individuals qualified to become board members, and to recommend to the board the director nominees for the next meeting of shareholders at which directors are to be elected; and (ii) to assist the Board of Directors by identifying individuals qualified to become board members, in the event a vacancy on the board exists and that such vacancy should be filled.

The members of the Nominating Committee during 2010 were J. Gary Ciccone, Gerald W. Hayes and Anthony Rand, each of whom is “independent” as defined by NASDAQ listing standards and applicable SEC rules and regulations. The nominating committee met one time in 2010. The Bylaws of the Corporation state that candidates may be nominated for election to the Board of Directors by the Nominating Committee or by any shareholder of the Corporation’s common stock. It is the policy of the Nominating Committee to consider all shareholder nominations. Shareholder nominations must be submitted to the Nominating Committee in writing on or before September 30th of the year preceding the annual meeting at which the nominee would stand for election to the Board of Directors and must be accompanied by each nominee’s written consent to serve as a director of the Corporation if elected. The Bylaws of the Corporation require that all nominees for director, including shareholder nominees, have business, economic or residential ties to the Corporation’s market area. In evaluating nominees for director, the Nominating Committee values community involvement and experience in finance or banking including prior service as an officer or director of an entity engaged in the financial services business, although such experience is not a prerequisite for nomination. Although there is not currently a formal policy requiring that the Nominating Committee consider diversity in its identification of nominees to the Board of Directors, the committee values diversity, including diversity of background, experience and expertise. The Nominating Committee has adopted a formal written charter which is reviewed annually for adequacy and which is available under the Corporate Governance link in the Investor Relations section of our website, www.newcenturybanknc.com. Each of the nominees for election to the board of directors included in this proxy statement were nominated by the Nominating Committee.

Compensation Committee. The members of the Compensation Committee are J. Gary Ciccone, Gerald Hayes, Michael McLamb, Anthony E. Rand, Ann H. Thornton and W. Lyndo Tippett. The Compensation Committee meets on an as needed basis to review the salaries and compensation programs required to attract and retain the Corporation’s executive officers. The Compensation Committee met three times in 2010. The Committee approves the compensation of the President and Chief Executive Officer. The compensation of “reporting officers” to the President including the Chief Financial Officer, Chief Banking Officer, Chief Credit Officer, and Chief Deposit Operations Officer is recommended by the President and Chief Executive Officer based on such officer’s experience, managerial effectiveness, contribution to the Corporation’s overall profitability, maintenance of regulatory compliance standards and professional leadership. The Committee compares the compensation of the Corporation’s executive officers with compensation paid to executives of similarly situated bank holding companies, other businesses in the Corporation’s market area and appropriate state and national salary data. The Committee is not bound by recommendations made by the President and Chief Executive Officer. Furthermore, the President and Chief Executive Officer does not have any input into his own compensation. The Compensation Committee engages third party compensation consultants on occasion to assist in determining executive pay or additional benefits, but does not delegate its duties. The Board of Directors has adopted a written Compensation Committee Charter, which is available under the Corporate Governance link in the Investor Relations section of the Corporation’s website, www.newcenturybanknc.com.

Indebtedness of and Transactions with Management

The Corporation’s bank subsidiary, New Century Bank, has had, and expects to have in the future, banking and other transactions in the ordinary course of business with certain of its current directors, nominees for director, executive officers and associates. All such transactions are made on substantially the same terms, including interest rates, repayment terms and collateral, as those prevailing for comparable transactions with unaffiliated persons, and will not involve more than the normal risk of collection or present other unfavorable features. Loans made by New Century Bank to directors and executive officers are subject to the requirements of Regulation O of the Board of Governors of the Federal Reserve System. Regulation O requires, among other things, prior approval of the Board of Directors with any “interested director” not participating, dollar limitations on amounts of certain loans and prohibits any favorable treatment being extended to any director or executive officer in any of the Bank’s lending matters.

Director Compensation

Board Fees. Each director receives a fee of $500 for each meeting of the Corporation’s Board of Directors attended, with the exception of the chairman, who receives $700 for each meeting of the Corporation’s Board of Directors attended. Members of all other committees of the Board of Directors receive $300 for each committee meeting attended, with the exception of committee chairs, who receive $400 per committee meeting attended. In addition, all members of the Board of Directors receive a monthly retainer of $333, with the exception of Mr. Hedgepeth.

The Corporation has instituted a Directors’ Deferral Plan whereby individual directors may elect annually to defer receipt of all or a designated portion of their fees for the coming year. Directors’ fees deferred under the plan are used to purchase shares of the Corporation’s common stock by the administrator of the Deferral Plan, with such deferred compensation disbursed in the future as specified by the director at the time of his or her deferral election.

2000 Nonstatutory Stock Option Plan. The shareholders of New Century Bank ratified the 2000 Nonstatutory Stock Option Plan at the 2000 Annual Meeting. In connection with the reorganization of New Century Bank into the holding company form of organization, which resulted in the creation of the Corporation in 2003, the 2000 Nonstatutory Option Plan was adopted by the Corporation and options under that plan were converted into options to purchase shares of the Corporation’s common stock. At the 2004 Annual Meeting, the shareholders of the Corporation approved an amendment to the 2000 Nonstatutory Stock Option Plan that increased the number of shares of the Corporation’s common stock available for issuance under the Plan. Under the terms of the Plan, options on a total of 478,668 shares (as adjusted for stock dividends) of the Corporation’s common stock are currently available for issuance to members of the Corporation’s Board of Directors and the board of any subsidiary of the Corporation.

The 2000 Nonstatutory Stock Option Plan expired in June 2010. No further stock options may be granted under the 2000 Nonstatutory Stock Option Plan.

The following table presents a summary of all compensation paid by the Corporation to its directors for their service as such during the year ended December 31, 2010.

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	All Other Compensation	Total

Watson Caviness	$ 6,166				$ 6,166

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	All Other Compensation	Total

J. Gary Ciccone	22,700	--	--	--	22,700

T. Dixon Dickens	12,000	--	--	--	12,000

T. C. Godwin	9,800	--	--	--	9,800

Oscar N. Harris	13,200	--	--	--	13,200

Gerald W. Hayes	10,800	--	--	--	10,800

William L. Hedgepeth II	6,500	--	--	--	6,500

D. Ralph Huff III	11,200	--	--	--	11,200

Tracy L. Johnson	15,900	--	--	--	15,900

John W. McCauley	18,000	--	--	--	18,000

Carlie C. McLamb	6,000	--	--	--	6,000

Carlie C. McLamb, Jr.	6,500	--	--	--	6,500

Michael S. McLamb	13,700	--	--	--	13,700

Raymond L. Mulkey, Jr.	9,933	--	--	--	9,933

Anthony E. Rand	10,700	--	--	--	10,700

Sharon Raynor	12,300	--	--	--	12,300

James H. Smith	12,266	--	--	--	12,266

C. L. Tart, Jr.	15,900	--	--	--	15,900

Sidney E. Thompson	0	--	--	--	0

Ann H. Thornton	11,500	--	--	--	11,500

W. Lyndo Tippett	13,800	--	--	--	13,800

Executive Officers

The following table sets forth certain information regarding the Corporation’s executive officers.

NAME	AGE	POSITION	BUSINESS EXPERIENCE

William L. Hedgepeth, II	49	President and Chief Executive Officer of the Corporation and New Century Bank

President and Chief Executive Officer, New Century Bancorp, Inc. and New Century Bank, 2008-Present; Executive Vice President and Chief Operating Officer, New Century Bancorp, Inc. and New Century Bank; President and Chief Executive Officer, New Century Bank South, 2004-2008; Senior Vice President and Area Executive for First South Bank, Fayetteville, NC, 2001-2004.

Lisa F. Campbell	43	Executive Vice President, Chief Operating Officer, and Chief Financial Officer of the Corporation and New Century Bank

Executive Vice President and Chief Financial Officer, New Century Bancorp, Inc. and New Century Bank, 2000-Present; Senior Vice President and Controller, Triangle Bancorp, Inc., Raleigh, NC, 1997-2000; Assurance Senior Manager, KPMG LLP, Raleigh, NC, 1993-1997.

Kevin S. Bunn	49	Executive Vice President and Chief Banking Officer of the Corporation and New Century Bank

Executive Vice President and Chief Banking Officer, New Century Bancorp, Inc. and New Century Bank, 2008-Present; Chief Lending Officer, New Century Bank South, 2003-2007; Senior Vice President, Wachovia Bank, N.A., 1985-2003.

J. Daniel Fisher	61	Executive Vice President and Chief Credit Officer of the Corporation and New Century Bank

Senior Executive Vice President and Chief Credit Officer, Gateway Bank & Trust Co., 2004-2007; Special Loans Group Manager, RBC Centura; Regional Credit Administrator, Centura Bank, 1994-1998; Executive Vice President, Mid-South Bank; 1990-1994.

Joan I. Patterson	64	Executive Vice President and Chief Deposit Operations Officer of the Corporation and New Century Bank	Executive Vice President and Chief Deposit Operations Officer, New Century Bancorp, Inc. and New Century Bank, 2000-Present; Branch Manager BB&T (previously UCB), Dunn, NC 1973-2000.

EXECUTIVE COMPENSATION

The following Summary Compensation Table shows all cash and non-cash compensation paid to or received or deferred by William L Hedgepeth, II, Lisa F. Campbell, Kevin S. Bunn, J. Daniel Fisher and Joan I. Patterson (the “Named Executive Officers”) for services rendered in all capacities during the fiscal years ended December 31, 2010 and 2009. Compensation paid to the Named Executive Officers consisted of cash salary, non-equity incentive plan compensation paid in cash, equity compensation in the form of incentive stock option awards, 401(k) matching contributions, insurance premiums paid on behalf of each of the Named Executive Officers and certain perquisites. The following table summarizes the dollar amounts of each element of compensation and for incentive stock options, the grant date fair value computed in accordance with FASB ASC Topic 718.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary	Bonus(1)		Option Awards(2)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non-Qualified Deferred Compensation Earnings	All Other Compensation(3)	Total

William L. Hedgepeth, II President and Chief Executive Officer	2010 2009	$277,200 231,000	$	-- 500	$7,838 57,838	-- --	-- --	$48,516 53,683(4)	$333,554 285,183

Lisa F. Campbell Executive Vice President, Chief Financial Officer, and Chief Operating Officer	2010 2009	$203,280 169,400		$1,000 500	$4,704 --	-- --	-- --	$31,318 32,204	$240,301 202,104

Kevin S. Bunn Executive Vice President and Chief Banking Officer	2010 2009	$160,069 145,517		$1,000 500	$3,135 --	-- --	-- --	$23,685 20,104	$187,889 166,121

J. Daniel Fisher Executive Vice President and Chief Credit Officer	2010 2009	$212,750 185,000		$1,000 500	$3,135 --	-- --	-- --	$29,174 27,339	$246,059 212,839

Joan I. Patterson Executive Vice President and Chief Deposit Operations Officer	2010 2009	$133,403 121,275		$1,000 500	$3,135 --	-- --	-- --	$18,527 17,189	$156,065 138,964

(1)	Consists of Christmas bonuses. Mr. Hedgepeth waived receipt of his Christmas bonus for 2010.

(2)

Calculated in accordance with FASB ASC Topic 718 and represents the fair value of stock options awarded based on the market price of the Company’s common stock on the date of grant of such award; the values do not represent actual cash compensation earned. The assumptions used in estimating the fair value of stock options are set forth in Note O to the Company’s audited consolidated financial statements at December 31, 2010.

(3)

Includes 401(k) matching contributions and the dollar value of insurance premiums paid on behalf of the named officers for group term life, health, dental and disability insurance. Also includes an automobile allowance and country club dues paid to, or on behalf of, the named executives.

(4)	Includes fees earned in connection with Mr. Hedgepeth’s service as a member of the Company’s Board of Directors

2000 Incentive Stock Option Plan. At the 2000 Annual Meeting, the shareholders approved the adoption of the New Century Bank 2000 Incentive Stock Option Plan.

The 2000 Incentive Stock Option Plan was adopted by the Board of Directors of the Corporation in connection with the reorganization of New Century Bank into the holding company form of organization. Upon adoption of the 2000 Incentive Stock Option Plan by the Corporation, all outstanding options to purchase shares of New Century Bank were converted into options to purchase shares of the Corporation’s common stock. At the 2004 Annual Meeting, the shareholders approved an amendment to the 2000 Incentive Stock Option Plan that increased the number of shares of the Corporation’s common stock available for issuance under the Plan. The 2000 Incentive Stock Option Plan expired in June 2010. No further stock options may be granted under the 2000 Incentive Stock Option Plan.

2004 Incentive Stock Option Plan. At the 2004 Annual Meeting, the shareholders approved the adoption of the New Century Bancorp, Inc. 2004 Incentive Stock Option Plan. The 2004 Incentive Stock Option Plan currently provides for the issuance of up to 357,000 shares of the Corporation’s common stock to officers and employees of the Corporation and its subsidiaries upon the exercise of stock options.

2010 Omnibus Stock Ownership and Long Term Incentive Plan. The 2010 Omnibus Stock Ownership and Long-Term Incentive Plan at the 2010 annual meeting of shareholders. The 2010 Omnibus Plan provides for issuance of up to 250,000 shares of the Corporation’s common stock. The awards may be issued in the form of incentive stock option grants, non-qualified stock option grants, restricted stock grants, long-term incentive compensation units, or stock appreciation rights. There were no awards granted under this plan in 2010.

The following table sets forth information regarding vested and unvested incentive stock options outstanding as of December 31, 2010. All of the Corporation’s outstanding stock options have been granted at 100% of fair market value on the date of grant. The number of shares underlying the stock options, and the exercise prices associated with each option grant, have been adjusted for a 20% stock dividend in December 2006, a 50% stock dividend in July 2005 and three separate 10% stock dividends in June 2004, September 2003 and May 2002, respectively.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Name	No. of Securities Underlying Unexercised Options Exercisable[1]	No. of Securities Underlying Unexercised Options Unexerciseable	Equity Incentive Plan Awards; No. of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	No. of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards; No. of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested

William L. Hedgepeth, II	30 3,333 4,000 13,200 5,400 29,520	120 6,667 6,000 -0- -0- -0-	-- -- -- -- -- --	$5.75 7.73 14.15 16.22 10.69 7.07	Oct. 22, 2018 May 22, 2018 June 7, 2017 Aug. 3, 2016 Jan. 19, 2015 June 9, 2014	-- -- -- -- -- --	-- -- -- -- -- --	-- -- -- -- -- --	-- -- -- -- -- --

Lisa F. Campbell	30 600 2,000 3,600 11,979	120 2,400 3,000 2,400 -0-	-- -- -- -- --	5.75 7.94 15.81 16.22 4.59	Oct. 22, 2018 June 18, 2018 Feb. 6, 2017 Aug. 3, 2016 July 25, 2010	-- -- -- -- --	-- -- -- -- --	-- -- -- -- --	-- -- -- -- --

Kevin S. Bunn	30 300 4,800 1,350 19,800	120 1,200 -0- -0- -0-	-- -- -- -- --	5.75 7.94 16.22 13.44 7.07	Oct. 22, 2018 June 18, 2018 Aug. 3, 2016 July 13, 2015 June 9, 2014	-- -- -- -- --	-- -- -- -- --	-- -- -- -- --	-- -- -- -- --

J. Daniel Fisher	30 2,000 2,800	120 1,000 4,200	-- -- --	5.75 8.39 8.39	Oct. 22, 2018 Jan. 16, 2018 Jan. 16, 2018	-- --	-- --	-- --	-- --

Joan I. Patterson	30 300 3,600 7,174	120 1,200 2,400 -0-	-- -- -- --	5.75 7.94 16.22 4.59	Oct. 22, 2018 June 18, 2018 Aug. 3, 2016 July 25, 2010	-- -- -- --	-- -- -- --	-- -- -- --	-- -- -- --

(1)	Options subject to a five-year vesting schedule whereby 20% of the shares subject to the option grant become exercisable on each anniversary of the date of grant.

The Corporation and New Century Bank have entered into employment agreements with each of William L. Hedgepeth, II, Lisa F. Campbell, Kevin S. Bunn, J. Daniel Fisher, and Joan I. Patterson. The agreements establish the scope, terms, and conditions of each employee’s employment by the Corporation and New Century Bank. The following discussion summarizes the employment agreements and is qualified in its entirety by reference to the employment agreements.

Employment Agreement with William L. Hedgepeth II

The Corporation has entered into an employment agreement with William L. Hedgepeth II as its President and Chief Executive Officer. The employment agreement establishes Mr. Hedgepeth’s duties and compensation and provides for his continued employment with the Corporation.

Term. Mr. Hedgepeth’s employment agreement provides for an initial term of three (3) years with renewal on each anniversary thereafter for an additional one-year term unless there is an affirmative decision not to renew the contract by the Board of Directors or by Mr. Hedgepeth.

Base Salary and Benefits. The agreement provides Mr. Hedgepeth with an annual salary of $231,000, with guaranteed salary increases of 5% on the first and second anniversaries of the agreement’s original effective date. Mr. Hedgepeth is also entitled to receive cash bonuses on an annual basis as determined by the Board of Directors or the Compensation Committee. The agreement also provides for Mr. Hedgepeth’s participation in any and all retirement and employee benefit plans maintained by the Corporation on behalf of its employees, as well as fringe benefits normally associated with Mr. Hedgepeth’s position with the Corporation or made available to all other employees.

Change in Control Benefits. The employment agreement provides that if an “adverse change” occurs within 12 months of a “change in control” of the Corporation and either (1) the Corporation terminates Mr. Hedgepeth’s employment other than for “cause,” disability, or death, or (2) Mr. Hedgepeth terminates his employment with the Corporation, he will be entitled to receive a payment equal to 299% of his “base amount,” as that term is defined in the Internal Revenue Code of 1986, as amended.

An “adverse change” will be deemed to have occurred if (i) Mr. Hedgepeth is assigned duties and/or responsibilities that are inconsistent with his position, duties, or status at the time of the change in control or with his reporting responsibilities or titles with the Corporation in effect at the time of the change in control; (ii) Mr. Hedgepeth’s annual base salary is reduced below the amount in effect as of the change in control; (iii) Mr. Hedgepeth’s life insurance, major medical insurance, disability insurance, dental insurance, stock option plans, stock purchase plans, deferred compensation plans, management retention plans, retirement plans, or similar plans or benefits being provided by the Corporation to the executive as of the effective date of the change in control are reduced in their level, scope, or coverage, or any such insurance, plans, or benefits are eliminated, unless such reduction or elimination applies proportionately to all salaried employees of the Corporation who participated in such benefits prior to such change in control; or (iv) Mr. Hedgepeth is transferred to a location more than twenty (20) miles from Dunn, North Carolina, or Fayetteville, North Carolina, without his express written consent.

For purposes of Mr. Hedgepeth’s employment agreement, a “change in control” will be deemed to have occurred upon (1) any person directly or indirectly acquiring beneficial ownership of voting stock, or acquiring irrevocable proxies or any combination of voting stock and irrevocable proxies representing 25% or more of any class of voting securities of the Corporation, or acquiring control of the election of a majority of the directors of the Corporation in any manner; (2) the consolidation or merger of the Corporation with or into another corporation, association, or entity, or any other reorganization, in which the Corporation is not the surviving corporation, or (3) the sale, transfer, or acquisition of all or substantially all of the assets of the Corporation by any other corporation, association, or other person, entity, or group.

Lisa F. Campbell and Kevin S. Bunn

New Century Bank has also entered into employment agreements with Lisa F. Campbell and Kevin S. Bunn.

Term. The initial term of Ms. Campbell’s employment agreement is three years. The term of Ms. Campbell’s employment agreement automatically extends for an additional year on each anniversary of the effective date, unless written notice of termination is received prior to renewal. The initial term of Mr. Bunn’s employment agreement is two years. The term of Mr. Bunn’s employment agreement automatically extends for an additional two years on the anniversary of the effective date, unless written notice of termination is given prior to renewal.

Benefits. Each of the officers’ employment agreements also entitles them to certain fringe benefits normally associated with individuals serving in their capacities with a community bank.

Change in Control Benefits. Each officer’s employment agreement provides that if a “termination event” occurs within a certain period of time following a “change in control,” such officer will be entitled to terminate the employment agreement and receive a lump sum payment equal to 150% of such officer’s “base amount” of compensation. The termination event must occur within six months of the change in control in the case of Mr. Bunn’s employment agreement, and within twelve months of the change in control in the case of Ms. Campbell’s employment agreement.

A “termination event” will be deemed to have occurred if (i) the executive is assigned duties and/or responsibilities that are inconsistent with his or her position, duties, or status at the time of the change in control or with his reporting responsibilities or titles with the Corporation in effect at the time of the change in control; (ii) the executive’s annual base salary is reduced below the amount in effect as of the change in control; (iii) the executive’s life insurance, major medical insurance, disability insurance, dental insurance, stock option plans, stock purchase plans, deferred compensation plans, management retention plans, retirement plans, or similar plans or benefits being provided by the Corporation to the executive as of the effective date of the change in control are reduced in their level, scope, or coverage, or any such insurance, plans, or benefits are eliminated, unless such reduction or elimination applies proportionately to all salaried employees of the Corporation who participated in such benefits prior to such change in control; or (iv) the executive is transferred to a location outside Fayetteville, North Carolina, in the case of Mr. Bunn, and Dunn, North Carolina, in the case of Ms. Campbell, without the executive’s express written consent.

J. Daniel Fisher

As of January 14, 2008, the Corporation and New Century Bank entered into an employment agreement with J. Daniel Fisher, Executive Vice President and Chief Credit Officer of the Corporation and New Century Bank.

Base Salary. The agreement provides for a base salary of $185,000 per year, to be reviewed at least annually by the board of directors of New Century Bank. Mr. Fisher’s base salary may only be decreased if he is demoted for “cause” or if he voluntarily accepts a position with New Century Bank that involves a material reduction in his duties or responsibilities. If a “change in control” of New Century Bank occurs, then Mr. Fisher’s base salary must be increased by at least 6% per year during the term of the employment agreement. The agreement also entitled Mr. Fisher to receive a one-time bonus payment of $25,000 payable on or before January 31, 2008.

Benefits. Mr. Fisher is entitled to participate in any and all employee benefit programs and compensation plans that are available to all employees of the Bank. In addition, the Bank has agreed to provide Mr. Fisher with the following benefits:

•	Five weeks of paid vacation leave per year and ten days of paid sick leave per year (in addition to federal banking holidays, which are paid holidays)
•	Reimbursement for relocation expenses
•	Reimbursement for reasonable expenses incurred in the performance of his duties under the employment agreement
•	Payment of expenses associated with membership in one country club, including initiation fees and monthly dues not to exceed $7,500 per year
•	Major medical insurance

•	Life insurance coverage in an amount equal to at least twice Mr. Fisher’s annual base salary
•	Stock options
•	Participation in incentive and bonus compensation plans
•	Participation in all savings, pension and retirement plans (including the Bank’s 401(k) savings plan)
•	A car allowance of $1,000 per month

Term. The initial term of Mr. Fisher’s employment agreement is three years. The term is automatically extended for an additional year on each anniversary of the execution of the agreement unless written notice is received by Mr. Fisher or the Bank ninety days prior to the anniversary of the execution of the Agreement.

Change in Control Benefits. Mr. Fisher is also entitled to certain benefits in the event of a change in control of the Bank. A change in control means any of the following events:

•

The acquisition by any “person” (as such term is defined in section 7(j)(8)(A) of the Change in Bank Control Act of 1978), directly or indirectly, of beneficial ownership of voting stock representing 25% or more of any class of voting securities of the Bank, or the acquisition of control of the election of a majority of the directors of the Bank

•	The consolidation or merger of the Bank with or into another entity where the Bank is not the surviving corporation
•	The sale or transfer of all or substantially all of the assets of the Bank to another entity

If the Bank terminates Mr. Fisher’s employment other than for cause or disability or Mr. Fisher terminates his employment following a “termination event,” in either case within one year after a change in control, then Mr. Fisher will be entitled to receive a lump sum cash payment equal to 299% of Mr. Fisher’s “base amount,” as that term is defined in the Internal Revenue Code.

A “termination event” includes any of the following events:

•	If Mr. Fisher is assigned duties and/or responsibilities that are inconsistent with his position, duties, responsibilities, or status at the time of the change in control
•	If Mr. Fisher’s annual base salary is reduced below the amount in effect as of the effective date of the change in control
•	If Mr. Fisher’s insurance or other plans and benefits are reduced or eliminated (unless such reduction or elimination applies proportionately to all salaried employees)
•	If Mr. Fisher is transferred to a location outside of Cumberland County, North Carolina, and Harnett County, North Carolina, without his express written consent.

Joan I. Patterson

As of May 24, 2001, the Bank entered into an employment agreement with Joan I. Patterson, executive vice president and chief deposit operations officer of the Corporation and New Century Bank.

Base Salary. The agreement provides for a base salary of $121,275 per year, to be reviewed at least annually by the board of directors. If a “change in control” occurs, then Ms. Patterson’s base salary must be increased by at least 6% per year during the term of the employment agreement.

Benefits. Ms. Patterson is entitled to participate in any and all employee benefit programs and compensation plans that are available to all employees of the Bank. In addition, the Bank has agreed to provide Ms. Patterson with the following benefits:

•	Five weeks of paid vacation leave
•	Payment of certain club dues
•	Stock options

The initial term of Ms. Patterson’s employment agreement is three years. The term is automatically extended for an additional year on each anniversary of the execution of the agreement unless written notice is received by Ms. Patterson or the Bank thirty days prior to such date.

Change in Control Benefits. Ms. Patterson is also entitled to certain benefits in the event of a change in control of the Bank. A change in control means any of the following events:

•

The acquisition by any “person” (as such term is defined in section 7(j)(8)(A) of the Change in Bank Control Act of 1978), directly or indirectly, of beneficial ownership of voting stock representing 25% or more of any class of voting securities of the Bank, or the acquisition of control of the election of a majority of the directors of the Bank

•	The consolidation or merger of the Bank with or into another entity where the Bank is not the surviving corporation
•	The sale or transfer of all or substantially all of the assets of the Bank to another entity

In the event of a change in control, Ms. Patterson is entitled to terminate her employment agreement if a “termination event” occurs within one year of the change in control. In that case, Ms. Patterson would be entitled to receive all amounts due and owing to the end of the term of the agreement as well as an amount equal to 150% of her “base amount,” as that term is defined in the Internal Revenue Code.

A “termination event” includes any of the following events:

•	If Ms. Patterson is assigned duties and/or responsibilities that are inconsistent with her position, duties, responsibilities, or status at the time of the change in control
•	If Ms. Patterson’s annual base salary is reduced below the amount in effect as of the effective date of the change in control
•	If Ms. Patterson’s insurance or other plans and benefits are reduced or eliminated (unless such reduction or elimination applies proportionately to all salaried employees)
•	If Ms. Patterson is transferred to a location outside of Harnett County, North Carolina, without her express written consent.

401(k) Plan. The Corporation has adopted a tax-qualified savings plan for employees. The 401(k) Plan covers all employees beginning the first day of their first full month of service. Employees may contribute up to 15% of their compensation, subject to the maximum allowed by law. The Corporation matches up to 100% of up to 6% of compensation contributed by participants beginning on January 1, 2006. Matching contributions vest at a rate of 25% per year following the participant’s first year of service.

PROPOSAL 2: AMENDMENT OF THE ARTICLES OF INCORPORATION

The Proposed Amendment

The Board of Directors of the Corporation has approved, and recommends that the shareholders approve, Proposal 2, which provides for the amendment of the Articles of Incorporation of the Corporation by amending Article II to authorize an increase in the number of authorized shares of the Corporation’s common stock from 10,000,000 to 25,000,000. The proposed amendment to Article II of the Corporation’s Articles of Incorporation is attached to this Proxy Statement as Exhibit A.

Reasons for the Amendment

It is the Corporation’s intention to finance its operations and continued growth through, among other things, the issuance from time to time of various equity securities. The Board of Directors and executive management of the Corporation believe that the proposed amendment is necessary to provide the Corporation with the flexibility to take advantage of such opportunities in the future.

Pursuant to North Carolina law, authorized and unissued shares (other than those shares reserved for specific purposes) are available for issuance by the Corporation to such investors and for such consideration as the Board of Directors may determine from time to time. The Corporation’s shareholders may not be given the opportunity to vote on such matters, unless shareholder approval is required by applicable law, NASDAQ listing requirements, or unless the Board of Directors, in its judgment, recommends shareholder approval. Shareholders have no preemptive rights to subscribe for newly issued shares. Because there are no preemptive rights, the issuance of additional shares could dilute the interests of existing shareholders.

The Board of Directors believes that the proposed increase in the number of authorized shares of capital stock and authorization of the future issuance of up to a maximum aggregate of 25,000,000 shares of common stock outstanding will provide flexibility needed to meet corporate objectives and is in the best interests of the Corporation and its shareholders. If the proposal is approved, officers of the Corporation will make the appropriate filings with the Department of the North Carolina Secretary of State and take any other action necessary to implement the amendment.

Capital Stock of the Corporation

The Corporation’s Articles of Incorporation currently authorize the issuance of up to 10,000,000 shares of capital stock, all of which consists of common stock, $1.00 par value per share. In accordance with North Carolina law, the Corporation’s Articles of Incorporation, bylaws and the NASDAQ Global Market rules, we have fixed July 1, 2011 as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting. Accordingly, you are only entitled to notice of, and to vote at, the Annual Meeting if you were a record holder of common stock at the close of business on the record date. At that time, 6,913,636 shares of common stock were outstanding, held by approximately 1,429 holders of record.

If this proposal is approved by the shareholders, the Corporation will be authorized to issue up to 25,000,000 shares of common stock. The additional authorized shares of common stock, if and when issued, would be part of the existing class of common stock and would have the same rights and privileges as the shares of common stock presently outstanding.

Description of Our Common Stock

General. The following description summarizes the material provisions of the Corporation’s common stock. This description is not complete, and is qualified in its entirety by reference to the provisions of the Corporation’s Articles of Incorporation, as amended, and bylaws, as amended, as well as the North Carolina Business Corporation Act, or the NCBCA. The Corporation’s Articles of Incorporation and bylaws are on file with the Securities and Exchange Commission.

The transfer agent and registrar for our common stock is Registrar and Transfer Company, Cranford, New Jersey.

Each share of the Corporation’s common stock has the same relative rights as, and is identical in all respects to, each other share of common stock.

Dividends. Holders of shares of common stock will be entitled to receive such cash dividends as the Board of Directors may declare out of funds legally available therefor. However, the payment of dividends by us will be subject to the restrictions of North Carolina law applicable to the declaration of dividends by a business corporation. Under such provisions, cash dividends may not be paid if a corporation will not be able to pay its debts as they become due in the usual course of business after making such cash dividend distribution or the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed to satisfy certain liquidation preferential rights. In addition, the Federal Reserve Board generally prohibits bank holding companies from paying dividends except out of operating earnings, and the prospective rate of earnings retention appears consistent with the holding company’s capital needs, asset quality and overall financial condition. The Federal Reserve Board may also impose additional restrictions on the payment of dividends by bank holding companies, such as the Corporation. Furthermore, the Corporation’s ability to pay dividends to holders of shares of its common stock will be principally dependent upon the amount of dividends its subsidiary, New Century Bank, is permitted to pay to the Corporation as its parent holding company. The ability of a North Carolina bank to pay dividends is restricted under applicable law and regulations. Under North Carolina banking law, dividends must be paid out of retained earnings and no cash dividends may be paid if payment of the dividend would cause the bank’s surplus to be less than 50% of its paid-in capital. Also, under federal banking law, no cash dividend may be paid if the bank is undercapitalized or insolvent or if payment of the cash dividend would render the bank undercapitalized or insolvent, and no cash dividend may be paid by the bank if it is in default of any deposit insurance assessment due to the FDIC. Any shares of preferred stock that we may issue in the future may have priority over the holders of our common stock with respect to dividends.

Voting Rights. Each share of the Corporation’s common stock will entitle the holder thereof to one vote on all matters upon which shareholders have the right to vote. Holders of common stock, together with holders of any other class or series of capital stock with voting rights, elect the Board of Directors and act on such other matters as are required to be presented to them under North Carolina law or the Corporation’s Articles of Incorporation or as otherwise presented to them by the Board of Directors. Shareholders are not entitled to cumulate their votes for the election of directors.

Liquidation Rights. In the event of any liquidation, dissolution, or winding up of the Corporation, the holders of shares of its common stock will be entitled to receive, after payment of all of our debts and liabilities and after satisfaction of all liquidation preferences applicable to the Corporation’s then outstanding preferred stock (if any), all of the Corporation’s remaining assets available for distribution in cash or in kind. In the event of any liquidation, dissolution, or winding up of the Corporation’s subsidiary, New Century Bank, the Corporation, as the holder of all shares of the Bank’s common stock, would be entitled to receive, after payment of all debts and liabilities of the subsidiary (including all deposits and accrued interest thereon), all remaining assets of the subsidiary available for distribution in cash or in kind.

No Preemptive Rights; Redemption and Assessment. Holders of shares of the Corporation’s common stock will not be entitled to preemptive rights with respect to any shares that may be issued. The Corporation’s common stock is not subject to redemption or any sinking fund and the outstanding shares are fully paid and non-assessable.

Securities Are Not Insured by the FDIC

Investments in the common stock or any of the Corporation’s equity or debt securities will not qualify as deposits or savings accounts and will not be insured or guaranteed by the FDIC or any other governmental agency and are subject to investment risk, including the possible loss of principal.

Possible Effects on Holders of Common Stock and Board Consideration

Existing shareholders would experience dilution of their ownership interests if additional shares of common stock are issued, and this dilution may be substantial. The issuance of these securities could cause a significant reduction in the percentage ownership interests of current shareholders, their voting power, the liquidation value, book and market value of their shares, and the future earnings per share of the Corporation.

In addition to the foregoing, the increase in the number of issued shares of common stock in connection with potential financings may have an incidental anti-takeover effect in that additional shares may dilute the stock ownership of one or more parties seeking to obtain control of the Corporation, as more fully discussed below.

The Corporation may also sell shares of authorized but unissued common stock at fair market value at any time without shareholder approval. The Corporation may also sell authorized but unissued shares of common stock (or warrants to purchase shares of common stock) at a discount to fair market value, provided that the issuance is less than 19.99% of the outstanding shares of common stock, without shareholder approval. In order to raise capital, the Corporation may sell common stock or warrants as described above, which may be dilutive. However, the Corporation would only do so if it believed that such an issuance was in the best interest of the shareholders.

The Board of Directors considered the possible negative impact that the increase in the number of authorized shares of common stock could have on the existing shareholders and concluded that any such impact would be outweighed by the positive effect on the shareholders resulting from the increase in the Corporation’s available capital.

Possible Anti-Takeover Effects

The proposal to amend the Corporation’s Articles of Incorporation to increase the number of authorized shares of common stock could adversely affect the ability of third parties to take over the Corporation or otherwise effect a change in control of the Corporation by, for example, permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our Board of Directors or contemplating a tender offer or other transaction for the combination of the Corporation with another company that the Board determines is not in the Corporation’s best interests or in the best interests of our shareholders. The ability of our Board of Directors to cause the Corporation to issue substantial amounts of common stock without the need for shareholder approval, except as may be required by law, regulation or stock exchange rules, upon such terms and conditions as our Board of Directors may determine from time to time in the exercise of its business judgment may, among other things, be used to create voting impediments with respect to changes in control of the Corporation or to dilute the stock ownership of holders of common stock seeking to obtain control of the Corporation. The issuance of common stock, while providing desirable flexibility in connection with potential financings and other corporate transactions, may have the effect of discouraging, delaying or preventing a change in control of the Corporation. Our Board of Directors, however, does not intend or view the increase in our authorized Common Stock as an anti-takeover measure.

Dissenters’ Rights

Pursuant to the North Carolina Business Corporation Act, shareholders are not entitled to dissenters’ rights with respect to the share increase proposal.

Required Vote

Assuming the presence of a quorum at the Annual Meeting, the number of votes cast for approval of this proposal must exceed the number of votes cast against the proposal in order for the proposal to be approved by the shareholders. Abstentions and broker non-votes will have no effect.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE PROPOSED AMENDMENT OF THE ARTICLES OF INCORPORATION OF THE CORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 10,000,000 TO 25,000,000.

PROPOSAL 3

AMENDMENT OF THE ARTICLES OF INCORPORATION

The Proposed Amendment

The Board of Directors of the Corporation has approved and recommends that the shareholders approve Proposal 3, which provides for the amendment of the Articles of Incorporation of the Corporation by amending Article II to authorize the issuance of up to 5,000,000 shares of preferred stock. The proposed amendment to Article II of the Corporation’s Articles of Incorporation is attached to this Proxy Statement as Exhibit A.

Reasons for the Amendment

It is the Corporation’s intention to finance its operations and continued growth through, among other things, the issuance from time to time of various equity securities. Furthermore, the Board of Directors believes it is in the best interests of the Corporation and its shareholders to permit the Corporation to issue preferred stock with such dividend rates, conversion prices, voting rights, redemption prices, maturity dates, rights, privileges and preferences as may be determined by the Board of Directors from time to time. Accordingly, the proposed amendment is necessary to provide the Corporation with the flexibility to take advantage of such opportunities in the future.

Pursuant to North Carolina law, authorized and unissued shares (other than those shares reserved for specific purposes) are available for issuance by the Corporation to such investors and for such consideration as the Board of Directors may determine from time to time. Shareholders may not be given the opportunity to vote on such matters, unless shareholder approval is required by applicable law or unless the Board of Directors, in its judgment, recommends shareholder approval. Shareholders have no preemptive rights to subscribe for newly issued shares. Because there are no preemptive rights, the issuance of additional shares could dilute the interests of existing shareholders.

The Board of Directors believes that the proposed increase in the number of authorized shares of capital stock and authorization of the future issuance of up to 5,000,000 shares of preferred stock will provide flexibility needed to meet corporate objectives and is in the best interests of the Corporation and its shareholders. If the proposal is approved, officers of the Corporation will promptly make the appropriate filings with the Department of the North Carolina Secretary of State and take any other action necessary to implement the amendment.

Securities Are Not Insured by the FDIC

Investments in preferred stock or any of the Corporation’s equity or debt securities will not qualify as deposits or savings accounts and will not be insured or guaranteed by the FDIC or any other governmental agency and are subject to investment risk, including the possible loss of principal.

Possible Effects on Holders of Common Stock and Board Consideration

Existing shareholders would experience dilution of their ownership interests if shares of preferred stock are issued, and this dilution could be substantial. The issuance of these securities could cause a significant reduction in the percentage ownership interests of current shareholders, their voting power, the liquidation value, book and market value of their shares and the future earnings per share of the Corporation.

In addition to the foregoing, the issuance of preferred stock in connection with potential financings may have an incidental anti-takeover effect in that additional shares may dilute the stock ownership of one or more parties seeking to obtain control of the Corporation, as more fully discussed below.

The Corporation may sell shares of authorized but unissued preferred stock at any time without shareholder approval. However, the Corporation would only do so if it believed that such an issuance was in the best interest of the shareholders.

The Board of Directors considered the possible negative impact that the authorization of preferred stock could have on the existing shareholders and concluded that any such impact would be outweighed by the positive effect on the shareholders resulting from the increase in the Corporation’s available capital stock.

Possible Anti-Takeover Effects

The proposal to amend the Corporation’s Articles of Incorporation to authorize the issuance of up to 5,000,000 shares of preferred stock could adversely affect the ability of third parties to take over the Corporation or otherwise effect a change in control of the Corporation by, for example, permitting issuances that would dilute the stock ownership or voting rights of a person seeking to effect a change in the composition of our Board of Directors or contemplating a tender offer or other transaction for the combination of the Corporation with another company that the Board determines is not in our best interests or in the best interests of our shareholders. The ability of our Board of Directors to cause the Corporation to issue substantial amounts of preferred stock without the need for shareholder approval, except as may be required by law, regulation or stock exchange rules, upon such terms and conditions as our Board of Directors may determine from time to time in the exercise of its business judgment may, among other things, be used to create voting impediments with respect to changes in control of the Corporation or to dilute the stock ownership of holders of common stock seeking to obtain control of the Corporation. The issuance of preferred stock, while providing desirable flexibility in connection with potential financings and other corporate transactions, may have the effect of discouraging, delaying or preventing a change in control of the Corporation. Our Board of Directors, however, does not intend or view the authorization of preferred stock as an anti-takeover measure.

Dissenters’ Rights

Pursuant to the North Carolina Business Corporation Act, shareholders are not entitled to dissenters’ rights with respect to the proposal to authorize the issuance of preferred stock.

Required Vote

Assuming the presence of a quorum at the Annual Meeting, the number of votes cast for approval of this proposal must exceed the number of votes cast against the proposal in order for the proposal to be approved by the shareholders. Abstentions and broker non-votes will have no effect.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE AMENDMENT OF THE ARTICLES OF INCORPORATION OF THE CORPORATION TO AUTHORIZE THE ISSUANCE OF UP TO 5,000,000 SHARES OF PREFERRED STOCK HAVING SUCH DIVIDEND RATES, CONVERSION PRICES, VOTING RIGHTS, REDEMPTION PRICES, MATURITY DATES, RIGHTS, PRIVILEGES AND PREFERENCES AS MAY BE DETERMINED BY THE BOARD OF DIRECTORS FROM TIME TO TIME.

PROPOSAL 4: RATIFICATION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors has appointed the firm of Dixon Hughes Goodman LLP (formerly Dixon Hughes, PLLC), Certified Public Accountants, as the Corporation’s independent registered public accounting firm for 2011. A representative of Dixon Hughes Goodman LLP is expected to be present at the Annual Meeting and available to respond to appropriate questions, and will have the opportunity to make a statement if he or she desires to do so.

The Corporation has paid Dixon Hughes Goodman LLP fees in connection with its assistance in the Corporation’s annual audit and review of the Corporation’s financial statements. From time to time, the Corporation engages Dixon Hughes Goodman LLP to assist in other areas of financial planning.

The following table sets forth the fees billed by Dixon Hughes Goodman LLP in various categories during 2010 and 2009.

AUDIT FEES

Category	2010(4)	2009
Audit Fees(1)	$125,693	$116,244
Audit-Related Fees(2)	3,581	3,640
Tax Fees(3)	12,425	13,775
All Other Fees	-0-	-0-

Total Fees Paid	$141,699	$133,659

(1)

Includes fees paid or expected to be paid for audits of annual consolidated financial statements, reviews of consolidated financial statements included in quarterly reports on Form 10-Q, report production assistance relating to said financial statements and related documents.

(2)	Includes fees paid for accounting consultations.

(3)	Includes fees paid for services relating to tax planning, preparation and compliance.

(4)	Represents actual fees, as updated from estimates previously reported under Item 14 of the Corporation’s Annual Report on Form 10-K.

All services rendered by Dixon Hughes Goodman LLP during 2010 were subject to pre-approval by the Audit/Compliance Committee. The Audit/Compliance Committee has considered whether Dixon Hughes Goodman LLP’s provision of other non-audit services to the Corporation is compatible with maintaining independence of Dixon Hughes Goodman LLP. The Audit/Compliance Committee has determined that it is compatible with maintaining the independence of Dixon Hughes Goodman LLP.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” PROPOSAL 4 RATIFYING DIXON HUGHES GOODMAN LLP AS THE CORPORATION’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2011.

Report of the Audit/Compliance Committee

The Audit/Compliance Committee of the Corporation is responsible for receiving and reviewing the annual audit report of the Corporation’s independent auditors and reports of examinations by bank regulatory agencies, and helps formulate, implement, and review the Corporation’s internal audit program. The Audit/Compliance Committee assesses the performance and independence of the Corporation’s independent auditors and recommends their appointment and retention. The Audit/Compliance Committee has in place pre-approval policies and procedures that involve an assessment of the performance and independence of the Corporation’s independent auditors, an evaluation of any conflicts of interest that may impair the independence of the independent auditors and pre-approval of an engagement letter that outlines all services to be rendered by the independent auditors.

During the course of its examination of the Corporation’s audit process in 2010, the Audit/Compliance Committee reviewed and discussed the audited financial statements with management. The Audit/Compliance Committee also discussed with the independent auditors, Dixon Hughes Goodman LLP, all matters that are required to be discussed by the Statement of Auditing Standards No. 114, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. Furthermore, the Audit/Compliance Committee received from Dixon Hughes Goodman LLP disclosures regarding their independence required by the Independence Standards Board Standard No. 1, as amended and discussed with Dixon Hughes Goodman LLP their independence.

Based on the review and discussions above, the Audit/Compliance Committee (i) recommended to the Board that the audited financial statements be included in the Corporation’s annual report on Form 10-K for the year ended December 31, 2010 for filing with the SEC and (ii) recommended that shareholders ratify the appointment of Dixon Hughes Goodman LLP as independent auditors for 2011.

This report is submitted by the Audit/Compliance Committee:

J. Gary Ciccone

Oscar N. Harris

D. Ralph Huff, III

John W. McCauley

Sharon L. Raynor

W. Lyndo Tippett

PROPOSAL 5

ADJOURNMENT OF THE MEETING

In the event that there are not sufficient votes to constitute a quorum or approve the matters to be considered at the time of the special meeting and the matters to be considered by the shareholders at the meeting could not be approved unless the special meeting was adjourned to a later date or dates in order to permit further solicitation of proxies, if necessary, the Corporation has submitted the question of adjournment to its shareholders as a separate matter for their consideration.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” PROPOSAL 5 AUTHORIZING ADJOURNMENT OF THE ANNUAL MEETING TO THE EXTENT REQUIRED TO FURTHER SOLICIT PROXIES.

OTHER MATTERS

The Board of Directors knows of no other business that will be brought before the Annual Meeting. Should other matters properly come before the meeting, the proxies will be authorized to vote shares represented by each appointment of proxy in accordance with their best judgment on such matters.

PROPOSALS FOR 2012 ANNUAL MEETING

It is anticipated that the 2012 Annual Meeting will be held on a date during              2012. Any proposal of a shareholder which is intended to be presented at the 2012 Annual Meeting must be received by the Corporation at its main office in Dunn, North Carolina no later than              , 2011, in order that any such proposal be timely received for inclusion in the proxy statement and appointment of proxy to be issued in connection with that meeting. If a proposal for the 2012 Annual Meeting is not expected to be included in the proxy statement for that meeting, the proposal must be received by the Corporation by              , 2012 for it to be timely received for consideration. The proxy holders will use their discretionary authority for any proposals received thereafter.

SHAREHOLDER COMMUNICATIONS

The Corporation does not currently have a formal policy regarding shareholder communications with the Board of Directors, however, any shareholder may submit written communications to Brenda B. Bonner, Secretary, New Century Bancorp, Inc., 700 West Cumberland Street, Dunn, North Carolina 28334,

whereupon such communications will be forwarded to the Board of Directors if addressed to the Board of Directors as a group or to the individual director or directors addressed.

INTERNET AND ELECTRONIC AVAILABILITY OF PROXY MATERIALS

As required by applicable SEC rules and regulations, the Corporation has furnished a notice of internet availability of proxy materials to all shareholders as part of this proxy statement and all shareholders will have the ability to access this proxy statement and the Corporation’s annual report on Form 10-K for the fiscal year ended December 31, 2010 as filed with the SEC, by logging on at www.cfpproxy.com/             .

ADDITIONAL INFORMATION

A COPY OF THE CORPORATION’S 2010 ANNUAL REPORT ON FORM 10-K WILL BE PROVIDED WITHOUT CHARGE TO ANY SHAREHOLDER ENTITLED TO VOTE AT THE ANNUAL MEETING UPON THAT SHAREHOLDER’S WRITTEN REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO LISA F. CAMPBELL, EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND CHIEF OPERATING OFFICER, NEW CENTURY BANCORP, INC., 700 WEST CUMBERLAND STREET, DUNN, NORTH CAROLINA 28334, (910) 892-7080.

EXHIBIT A

If the shareholders approve both Proposal 2 and Proposal 3 at the Annual Meeting, then Article II of the Articles of Incorporation will be amended and restated in its entirety as follows:

ARTICLE II

The Corporation shall have authority to issue a total of 30,000,000 shares of capital stock. The capital stock shall consist of 25,000,000 shares of Common Stock, $1.00 par value per share, each with one vote per share and 5,000,000 shares of Preferred Stock, no par value. The preferences, limitations and relative rights of the shares of Preferred Stock shall be designated by the Board of Directors and may be issued in one or more series.

If the shareholders approve Proposal 2 at the Annual Meeting, but not Proposal 3, then Article II of the Articles of Incorporation will be amended and restated in its entirety as follows:

ARTICLE II

The Corporation shall have authority to issue a total of 25,000,000 shares of capital stock, all of which shall consist of Common Stock, $1.00 par value per share, each with one vote per share.

If the shareholders approve Proposal 3 at the Annual Meeting, but not Proposal 2, then Article II of the Articles of Incorporation will be amended and restated in its entirety as follows:

ARTICLE II

The Corporation shall have authority to issue a total of 15,000,000 shares of capital stock. The capital stock shall consist of 10,000,000 shares of Common Stock, $1.00 par value per share, each with one vote per share and 5,000,000 shares of Preferred Stock, no par value. The preferences, limitations and relative rights of the shares of Preferred Stock shall be designated by the Board of Directors and may be issued in one or more series.

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REVOCABLE PROXY

NEW CENTURY BANCORP, INC.

700 West Cumberland Street

Dunn, North Carolina 28334

APPOINTMENT OF PROXY

SOLICITED BY BOARD OF DIRECTORS

The undersigned hereby appoints J. Gary Ciccone, Sharon L. Raynor and Carlie C. McLamb, Jr. (the “Proxies”), or any of them, as attorneys and proxies, with full power of substitution, to vote all shares of the common stock of New Century Bancorp, Inc. (the “Corporation”) held of record by the undersigned on July 1, 2011, at the Annual Meeting of Shareholders of the Corporation to be held at New Century Bank, 700 West Cumberland Street, Dunn, North Carolina, at 10:00 a.m. on August 23, 2011, and at any adjournments thereof. The undersigned hereby directs that the shares represented by this Appointment of Proxy be voted as follows on the proposals listed below:

1.	ELECTION OF DIRECTORS. Proposal to elect five members of the Board of Directors for terms of three years.

____	FOR all nominees listed below	____	WITHHOLD AUTHORITY
	(except as indicated otherwise below).		to vote for all nominees listed below

NOMINEES:

Three-Year Terms

Gerald W. Hayes

William L. Hedgepeth II

Tracy L. Johnson

Carlie C. McLamb, Jr.

Anthony E. Rand

Instruction: To withhold authority to vote for one or more nominees, write that nominee’s name on the line below.

_________________________________________________________________________________________________

2.

APPROVAL OF AN AMENDMENT TO THE CORPORATION’S ARTICLES OF INCORPORATION. Proposal to approve an amendment to the Corporation’s Articles of Incorporation to increase the number of authorized shares of common stock from 10,000,000 to 25,000,000.

____	FOR	____	AGAINST	____	ABSTAIN

3.

APPROVAL OF AN AMENDMENT TO THE CORPORATION’S ARTICLES OF INCORPORATION. Proposal to amend to the Corporation’s Articles of Incorporation to authorize the issuance of up to 5,000,000 shares of preferred stock, no par value per share, to be issued in one or more series with such preferences, limitations and relative rights as shall be designated by the Board of Directors.

____	FOR	____	AGAINST	____	ABSTAIN

4.	RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS. Proposal to ratify the appointment of Dixon Hughes Goodman LLP as the Corporation’s independent registered public accounting firm for 2011.

____	FOR	____	AGAINST	____	ABSTAIN

5.

PROPOSAL TO ADJOURN THE ANNUAL MEETING. Proposal to adjourn the meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the meeting to approve the matters to be considered by the shareholders at the meeting.

____	FOR	____	AGAINST	____	ABSTAIN

6.

OTHER BUSINESS. On such other matters as may properly come before the Annual Meeting, the Proxies are authorized to vote the shares represented by this Appointment of Proxy in accordance with their best judgment.

THE SHARES REPRESENTED BY THIS APPOINTMENT OF PROXY WILL BE VOTED BY THE PROXIES IN ACCORDANCE WITH THE SPECIFIC INSTRUCTIONS ABOVE. IN THE ABSENCE OF INSTRUCTIONS, THE PROXIES WILL VOTE SUCH SHARES “FOR” THE ELECTION OF EACH OF THE NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSALS 2, 3, 4 AND 5 ABOVE. IF, AT OR BEFORE THE TIME OF THE MEETING, ANY OF THE NOMINEES LISTED IN PROPOSAL 1 FOR ANY REASON HAVE BECOME UNAVAILABLE FOR ELECTION OR UNABLE TO SERVE AS DIRECTORS, THE PROXIES HAVE THE DISCRETION TO VOTE FOR A SUBSTITUTE NOMINEE OR NOMINEES. THIS APPOINTMENT OF PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED BY FILING WITH THE SECRETARY OF THE CORPORATION AN INSTRUMENT REVOKING IT OR A DULY EXECUTED APPOINTMENT OF PROXY BEARING A LATER DATE, OR BY ATTENDING THE ANNUAL MEETING AND REQUESTING THE RIGHT TO VOTE IN PERSON.

Date:	, 2011

(SEAL)
(Signature)
(SEAL)
(Signature, if shares held jointly)

Instruction: Please sign above exactly as your name appears on this appointment of proxy. Joint owners of shares should both sign. Fiduciaries or other persons signing in a representative capacity should indicate the capacity in which they are signing.

IMPORTANT: TO ENSURE THAT A QUORUM IS PRESENT, PLEASE SEND IN YOUR APPOINTMENT OF PROXY WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. EVEN IF YOU SEND IN YOUR APPOINTMENT OF PROXY YOU WILL BE ABLE TO VOTE IN PERSON AT THE MEETING IF YOU SO DESIRE.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD

IN THE ENCLOSED ENVELOPE.

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